PRICING SUPPLEMENT NO. 23A                                        Rule 424(b)(3)
DATED:   March 6, 2006  +                                    File No. 333-121744
         April 6, 2006  ++
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)


                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B




Principal Amount: $85,000,000      Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 03/09/2006 ^
                     04/11/2006 ^^ Fixed Rate Notes [ ]   Certificated Notes [ ]

Maturity Date:  03/07/2008         CUSIP#: 073928P23

Option to Extend Maturity:         No  [x]
                                   Yes [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[x] Federal Funds Open Rate              Interest Reset Date(s): Daily

[ ]  Treasury Rate                       Interest Reset Period:  Daily

[ ]  LIBOR Reuters                       Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  4.50%             Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.125%

+     $60,000,000 was traded on March 6, 2006.
++    $25,000,000   was traded on April 6, 2006.
^     $60,000,000 was issued on March 9, 2006.
^^    $25,000,000   was issued on April 11, 2006.

* Commencing June 7, 2006 and on the 7th of each September, December, March and June thereafter, up to and including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.